UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 24, 2014

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
The Company held an investor conference call at 11:00 a.m. Eastern Time today, November 24, 2014, to discuss the details of the announcement of the agreement to acquire EHHI Holdings, Inc., which owns Encompass Home Health and Hospice. A copy of the conference call transcript is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The information under this Item 7.01 along with Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the conference call transcript attached to this report as Exhibit 99.1 includes non‑GAAP financial measures, including the Company’s leverage ratio and Adjusted EBITDA. The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt. The Company reconciled historical Adjusted EBITDA to net income in the Form10-Q for the quarterly period ended September 30, 2014 (the “September 2014 Form 10‑Q”) available on the Company’s website at http://investor.healthsouth.com under SEC filings.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2013 (the “2013 Form 10‑K”) and Note 4, Long-term Debt, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the September 2014 Form 10-Q. These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement-its interest coverage ratio and its leverage ratio-could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations and closed locations, (3) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, including the matters related to Ernst & Young LLP and Richard Scrushy discussed in Note 18, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2013 Form 10-K and Note 11, Contingencies and Other Commitments, to the condensed consolidated financial statements included in the September 2014 Form 10-Q, and (4) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
Under the credit agreement, the Adjusted EBITDA calculation does not include net income attributable to noncontrolling interests and includes (1) gain or loss on disposal of assets, (2) professional fees unrelated to the stockholder derivative litigation, and (3) unusual or nonrecurring cash expenditures in excess of $10 million. These items may not be indicative of the Company’s ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.

Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2013 Form 10-K.
Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K are forward-looking statements, such as those relating to the purchase price and the likelihood, timing and effects of the completion of this acquisition. In addition, the Company may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking statements speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such statements, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. The Company's actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, the regulatory review and approval process, the satisfaction of other closing conditions, including expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against the Company, including those related to yet undiscovered issues at the acquired company; litigation brought to prevent the closing of this transaction; the possibility this acquisition will experience other unexpected delays; adverse effects on the Company’s stock price resulting from the announcement, closing or the integration of this acquisition; the ability to ultimately realize anticipated tax benefits; the ability to successfully complete and integrate this acquisition consistent with the Company’s growth strategy, including realization of anticipated revenues, cost savings, and productivity improvements arising from the related operations and avoidance of unforeseen exposure to liabilities; significant changes in the Company’s or the acquired company’s management team; changes in the regulation of the healthcare industry broadly or the home health and hospice area specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or the home health and hospice area specifically and the Company’s response thereto; the ability to maintain proper local, state and federal licensing where the acquired company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as any unforeseen issues related to integration of the acquired company’s systems; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10-K for the year ended December 31, 2013 and Form10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Conference call transcript, dated November 24, 2014, relating to the signing of an agreement to acquire Encompass Home Health and Hospice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: November 24, 2014